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                                                                    Exhibit 4(f)


                            HANOVER FOODS CORPORATION

                                FOURTH AMENDMENT

                 RE: NOTE AGREEMENT DATED AS OF DECEMBER 1, 1991


                                                                     Dated as of
                                                                  March 15, 1999

Allstate Life Insurance Company
3075 Sanders Road, Suite G5A Northbrook, Illinois 60062
Attention: Private Placement Department

Ladies and Gentlemen:

Reference is made to the Note Agreement, dated as of December 1, 1991 (the "Note Agreement"), pursuant to which Hanover Foods Corporation, a Pennsylvania corporation (the "Corporation"), issued $25,000,000 principal amount of its Senior Notes due March 15, 2007. Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Note Agreement.

The Corporation requests that you amend certain provisions of the Note Agreement to read as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Corporation agrees with you as follows:

SECTION 1          AMENDMENT OF SECTION 5.19 OF THE NOTE AGREEMENT

Section 5.19 of the Note Agreement is hereby amended to read as follows:

"Section 5.19. Maintenance of bank Facilities. The Corporation will, at all times, keep and maintain committed credit facilities from one or more financial institutions aggregating at any one time not less than $30,000,000, each in form and substance reasonably satisfactory to the holders of the Notes."


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SECTION 2         REPRESENTATIONS AND WARRANTIES

The Corporation hereby represents and warrants that no Default or Event of Default has occurred and is continuing.

SECTION 3         MISCELLANEOUS

         3.1. Headings. The headings of the sections of this Fourth Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof

         3.2. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

         3.3. References to Note Agreement. Any and all notices, requests, certificates, and other instruments executed concurrently with or after the execution of the Fourth Amendment may refer to the Note Agreement without making specific reference to this Fourth Amendment, but nevertheless all such references shall be deemed to include this Fourth Amendment unless the context shall otherwise require.

         5.4. Ratification. Except to the extent expressly hereby modified or amended, the Note Agreement is in all respects hereby ratified, confirmed, and approved by the parties hereto.

         5.5. Effective Date of Fourth Amendment. This Fourth Amendment shall be effective when signed and delivered by the parties hereto.

Please signify your consent to this amendment of the Note Agreement between you and the Corporation by signing and returning this Fourth Amendment.


                                        HANOVER FOODS CORPORATION



                                        By _____________________________________
                                           Its Executive Vice President

Accepted as of the date first above written.

ALLSTATE LIFE INSURANCE COMPANY



By______________________________________


By______________________________________
          Authorized Signature


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